As filed with the Securities and Exchange
Commission on March 15, 2001

PROXY STATEMENT PURSUANT
TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]	Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission Only
[X] Definitive Proxy Statement as permitted by Rule 14a-6(e)(2)	[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

MERRILL LYNCH REAL ESTATE FUND, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:

(2)     Aggregate number of securities to which transaction applies:

(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

[  ]  Fee paid previously with preliminary materials:

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing Party:

(4)     Date Filed:

MERRILL LYNCH REAL ESTATE FUND, INC.
800 Scudders Mill Road
Plainsboro, New Jersey 08536

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
April 30, 2001

TO THE STOCKHOLDERS OF MERRILL LYNCH REAL ESTATE FUND, INC.:

     Notice is hereby given that a Special Meeting of Stockholders (the ‘‘Meeting’’) of Merrill Lynch Real Estate Fund, Inc. (the ‘‘Fund’’) will be held at the offices of Merrill Lynch Investment Managers, L.P., 800 Scudders Mill Road, Plainsboro, New Jersey on Monday, April 30, 2001 at 10:00 A.M., Eastern time, for the following purposes:

(1)	To consider and act upon a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution (the ‘‘Plan’’) adopted by the Board of Directors of the Fund; and
(2)	To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has unanimously determined that a complete liquidation of the Fund in accordance with the terms of the Plan is advisable and in the best interests of the Fund and its stockholders. The Board of Directors strongly urges you to approve the Plan. Subject to receipt of the requisite stockholder approval and the satisfactory resolution of any and all claims pending against the Fund and its Board of Directors, stockholders remaining in the Fund can expect to receive a liquidation distribution, in cash, as soon as reasonably practicable. However, no minimum distribution to stockholders has been established.

     The Board of Directors has fixed the close of business on February 27, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

     A complete list of the stockholders of the Fund entitled to vote at the Meeting will be available and open to the examination of any stockholder of the Fund for any purpose germane to the Meeting during ordinary business hours from and after April 16, 2001, at the offices of the Fund, 800 Scudders Mill Road, Plainsboro, New Jersey.

     You are cordially invited to attend the Meeting. Stockholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

     If you have any questions regarding the enclosed proxy material or need assistance in voting your shares please contact our proxy solicitor, Shareholder Communications Corporation, at 1-888-503-4263.

     When the Plan becomes effective, the stockholders’ respective interests in the Fund’s assets shall not be transferable. Stockholders holding stock certificates should consider returning their stock certificates to the Fund’s transfer agent in advance of any liquidating distributions in order to facilitate payments to them. The transfer agent is Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246; 1-800-MER-FUND.

                                                         By Order of the Board of Directors
                                                         ALLAN J. OSTER
                                                         Secretary

Plainsboro, New Jersey
Dated: March 15, 2001

YOUR VOTE IS IMPORTANT — Please execute and return the enclosed proxy card promptly, whether or not you plan to attend the Special Meeting of Stockholders of Merrill Lynch Real Estate Fund, Inc.

MERRILL LYNCH REAL ESTATE FUND, INC.
800 Scudders Mill Road
Plainsboro, New Jersey 08536

Special Meeting of Stockholders
April 30, 2001

PROXY STATEMENT

INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Merrill Lynch Real Estate Fund, Inc., a Maryland corporation (the ‘‘Fund’’), to be voted at the Special Meeting of Stockholders of the Fund and at any adjournments thereof (the ‘‘Meeting’’) to be held at the offices of Merrill Lynch Investment Managers, L.P., 800 Scudders Mill Road, Plainsboro, New Jersey on Monday, April 30, 2001 at 10:00 A.M., Eastern time. The approximate mailing date of this Proxy Statement is March 19, 2001.

     The purpose of the Meeting is to consider a proposal to liquidate and dissolve the Fund as set forth in the Plan of Liquidation and Dissolution (the ‘‘Plan’’) adopted by the Board of Directors of the Fund on January 11, 2001. All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted FOR approval of the Plan. Any proxy may be revoked at any time prior to the exercise thereof by giving written notice to the Secretary of the Fund at the Fund’s address indicated above or by voting in person at the Meeting.

     The Board of Directors has fixed the close of business on February 27, 2001 as the record date (the ‘‘Record Date’’) for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Stockholders on the Record Date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of the Record Date, the Fund had outstanding 4,340,685 shares of Common Stock, par value $0.10 per share. To the knowledge of the Fund, as of the Record Date, no person is the beneficial owner of more than five percent of the Fund’s outstanding shares of Common Stock.

     The Board of Directors of the Fund knows of no business other than that mentioned in Item 1 of the Notice of Meeting which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

     The Fund is a non-diversified, open-end management investment company. The Fund commenced operations on December 26, 1997, with the objective of seeking high total return through investments primarily in equity securities of issuers principally engaged in the real estate industry. The Fund’s investments have been managed by Merrill Lynch Investment Managers, L.P. (the ‘‘Manager’’), located at 800 Scudders Mill Road, Plainsboro, New Jersey 08536, since the Fund’s inception. As of December 2000, the Manager and its affiliates had over $557 billion in assets under management. The Manager has a sub-advisory agreement with respect to the Fund with Merrill Lynch Asset Management U.K. Limited, an affiliate of the Manager, located at 33 King William Street, London EC4R 9AS England. The Fund’s distributor is FAM Distributors, Inc., an affiliate of the Manager with the same address as the Manager.

PROPOSAL TO LIQUIDATE AND DISSOLVE THE FUND

Background

     The Fund commenced operations on December 26, 1997, and has had difficulty since that time attracting and retaining assets. When the Fund commenced operations, it had net assets of $45,093,230, and at November 30, 1998, the end of the Fund’s first fiscal period, its net assets were $62,742,806. However, as of December 31, 2000, the Fund’s net assets were $43,429,107. Because the Fund has not been able to reach or maintain a higher net asset level, the operating expense ratio for each class of the Fund’s shares has remained relatively high. As of December 31, 2000, the Fund’s operating expense ratios for Class A, Class B, Class C and Class D shares were 1.82%, 2.86%, 2.86% and 2.06%, respectively. Fund management does not foresee the likelihood of attracting and retaining sufficient assets to result in a significant decrease in these operating expense ratios.

     Based upon the foregoing considerations, among others, on January 11, 2001, the Board of Directors approved the orderly liquidation of the Fund based on the Board’s determination that such action is advisable and in the best interests of the Fund and its stockholders. On that date, the Board of Directors, including all of the Directors who are not ‘‘interested persons’’ of the Fund (as that term is defined in the Investment Company Act of 1940, as amended (the ‘‘Investment Company Act’’)), also adopted the Plan and directed that the Plan be submitted for consideration by the Fund’s stockholders. A copy of the Plan is attached hereto as Exhibit A.

     If (a) the Plan is approved by the requisite stockholder vote and (b) any claims pending against the Fund prior to the effective date of the Plan are satisfactorily resolved in the sole discretion of the Board of Directors, the Fund’s assets will be liquidated at market prices and on such terms and conditions as determined to be reasonable and in the best interests of the Fund and its stockholders in light of the circumstances in which they are sold and the Fund shall file Articles of Dissolution with the State of Maryland. As of the date of this Proxy Statement, there are no claims pending against the Fund or its Board of Directors. Prior to stockholder approval of the Plan, the Fund will continue to invest its assets in accordance with its current investment objective and policies. Stockholders will receive their proportionate cash interest of the net distributable assets of the Fund upon liquidation. Stockholders holding Class A or Class D shares will be reimbursed for any front-end sales charges they have already paid if they hold their shares until liquidation. Stockholders holding Class B or Class C shares will not pay any contingent deferred sales charges to which they might otherwise be subject if they hold their shares until liquidation. All stockholders will have the opportunity to exchange their shares for shares of another Merrill Lynch mutual fund prior to the date of liquidation with no additional sales charges.

     Under Maryland law and pursuant to the Fund’s Articles of Incorporation and By-Laws, the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Fund entitled to vote thereon, with all shares voting as a single class, is needed to approve the liquidation of the Fund. For purposes of the vote on the Plan, abstentions and broker non-votes will have the same effect as a vote against the Plan, but will be counted toward the presence of a quorum. In the event that a majority of the outstanding shares of capital stock of the Fund are not voted in favor of the Plan, with the result that the Plan is not approved, the Fund will continue to exist as a registered investment company in accordance with its stated investment objective and policies. In the event the Plan is not approved, the Board of Directors presently intends to meet to consider what, if any, steps to take in the best interests of the Fund and its stockholders including the possibility of resubmitting the Plan or another plan of liquidation and dissolution to stockholders for future consideration.

Summary of Plan of Liquidation and Dissolution

     The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan which is attached hereto as Exhibit A. Stockholders are urged to read the Plan in its entirety.

     Effective Date of the Plan and Cessation of the Fund’s Activities as an Investment Company. The Plan will become effective only upon (a) its adoption and approval by the holders of a majority of the outstanding shares of the Fund and (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all claims pending against the Fund and its Board of Directors (the ‘‘Effective Date’’). Following these two events, the Fund (i) will cease to invest its assets in accordance with its investment objective and, to the extent necessary, will, as soon as reasonable and practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash or cash equivalents, provided, however, that after the event in clause (a) the Board of Directors may authorize the commencement of the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars, (ii) will not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and (iii) will dissolve in accordance with the Plan and the Fund will file Articles of Dissolution with the State of Maryland (see Sections 1, 3-4 and 6 of the Plan, attached hereto as Exhibit A). The Fund will, nonetheless, continue to meet the source of income, asset diversification and distribution requirements applicable to regulated investment companies through the last day of its final taxable year ending on liquidation.

     Closing of Books and Restriction on Transfer of Shares. The proportionate interests of stockholders in the assets of the Fund will be fixed on the basis of their holdings on the Effective Date. On such date, the books of the Fund will be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders’ respective interests in the Fund’s assets shall not be transferable (see Section 5 of the Plan).

     Liquidation Distributions. The distribution of the Fund’s assets will be made in up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund’s assets (the ‘‘First Distribution’’) is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Fund’s books on the First Distribution date, and (b) liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund on the Fund’s books. A second distribution (the ‘‘Second Distribution’’), if necessary, is anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income of the Fund. Stockholders holding Class A or Class D shares will be reimbursed for any front-end sales charges they paid in connection with the purchase of their shares. Stockholders holding Class B or Class C shares at liquidation will not pay any contingent deferred sales charges to which they might otherwise be subject.

     Each stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the stockholder’s proportionate interest in the net assets of the Fund. Each stockholder holding stock certificates of the Fund will receive a confirmation showing such stockholder’s proportionate interest in the net assets of the Fund with an advice that such stockholder will be paid in cash upon return of the stock certificate. Stockholders holding stock certificates should consider returning their stock certificates to the Fund’s transfer agent in advance of any liquidating distributions in order to facilitate payments to them. The transfer agent is Financial Data Services, Inc., located at 4800 Deer Lake Drive East, Jacksonville, Florida 32246. The transfer agent can be reached at (800) MER-FUND. All stockholders will receive information concerning the sources of the liquidating distribution (see Section 8 of the Plan).

     Expenses of Liquidation and Dissolution. All of the expenses incurred by the Fund in carrying out the Plan will be borne by the Fund (see Section 9 of the Plan).

     Continued Operation of the Fund. The Plan provides that the Board of Directors has the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. In addition, the Board of Directors may abandon the Plan, with stockholder approval, prior to the filing of Articles of Dissolution with the State Department of Assessments and Taxation of Maryland if the Board of Directors determines that such abandonment would be advisable and in the best interests of the Fund and its stockholders (see Sections 10 and 11 of the Plan). However, it is the Board of Directors’ current intention to liquidate and dissolve the Fund as soon as practicable following stockholder approval of the Plan.

Distribution Amounts

     The Fund’s net asset value on December 31, 2000 was $7,363,516 for Class A shares, $18,081,598 for Class B shares, $4,634,388 for Class C shares and $13,349,605 for Class D shares. At such date, the Fund had outstanding 949,175 Class A shares, 2,326,852 Class B shares, 597,037 Class C shares and 1,720,019 Class D shares and the Fund’s net asset value per Class A share was $7.76, per Class B share was $7.77, per Class C share was $7.76 and per Class D share was $7.76. The amounts to be distributed to stockholders of the Fund upon liquidation will be reduced by the expenses of the Fund in connection with the liquidation and portfolio transaction costs. Liquidation expenses are estimated to be approximately $79,000. Portfolio transaction costs (including amounts allocated for dealer markup on securities traded over the counter) are estimated to be approximately $53,885, although actual portfolio transaction costs will depend upon the composition of the portfolio and the timing of the sale of portfolio securities. Actual liquidation expenses and portfolio transaction costs may vary. Any increase in such costs will be funded from the cash assets of the Fund and will reduce the amount available for distribution to stockholders. Class A and Class D stockholders who hold their shares until liquidation will be reimbursed by FAM Distributors, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, affiliates of the Manager, for any front-end sales charges paid in connection with the purchase of their shares. No contingent deferred sales charges will be due in connection with distributions made upon liquidation of Class B and Class C shares of the Fund.

General Income Tax Consequences

     United States Federal Income Tax Consequences. The following is only a general summary of the United States Federal income tax consequences of the Plan. Stockholders should consult with their own tax advisers for advice regarding the application of current United States Federal income tax law to their particular situation and with respect to state, local and other tax consequences of the Plan.

     The liquidating distributions received by a stockholder will be treated for Federal income tax purposes as full payment in exchange for the stockholder’s shares. Thus, a stockholder who is a United States resident or citizen will be taxed only to the extent the amount of the balance of the distribution exceeds his or her basis in such shares; if the amount received is less than his or her basis, the stockholder will realize a loss. The stockholder’s gain or loss will be a capital gain or capital loss if such shares are held as capital assets.

     Corporate stockholders should note that there is no preferential Federal income tax rate applicable to capital gains for corporations under the Code. Accordingly, all income recognized by a corporate stockholder pursuant to the liquidation of the Fund, will be subject to tax at the same Federal income tax rate.

     Under certain provisions of the Code, some stockholders may be subject to a 31% withholding tax on the liquidating distribution (‘‘backup withholding’’). Generally, stockholders subject to backup withholding will be those for whom no taxpayer identification number is on file with the Fund or who, to the Fund’s knowledge, have furnished an incorrect number.

Impact of the Plan on the Fund’s Status under the Investment Company Act

     On the Effective Date, the Fund will cease doing business as a registered investment company and, as soon as practicable, will apply for deregistration under the Investment Company Act. It is expected that the

Securities and Exchange Commission will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the eventual cessation of the Fund’s activities as an investment company and its deregistration under the Investment Company Act, and a vote in favor of the Plan will constitute a vote in favor of such a course of action (see Sections 1, 4, 10 and 13 of the Plan).

     Until the Fund’s withdrawal as an investment company becomes effective, the Fund will continue to be subject to and will comply with the Investment Company Act.

Procedure for Dissolution under Maryland Law

     After the Effective Date, pursuant to the Maryland General Corporation Law and the Fund’s Articles of Incorporation and By-Laws, if at least a majority of the Fund’s aggregate outstanding shares of capital stock are voted in favor of the proposed liquidation and dissolution of the Fund, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the Maryland State Department of Assessments and Taxation, and will become effective in accordance with such law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized. The Fund’s Board of Directors shall be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund (see Sections 4 and 14 of the Plan).

Appraisal Rights

     Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan (see Section 16 of the Plan).

Voting Information

     Approval of the Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Fund, voting together as a single class. Unless a contrary specification is made, the accompanying proxy will be voted FOR approval of the Plan.

Stock Ownership of Directors and Officers

     At the Record Date, none of the Directors and Officers beneficially owned any shares of Common Stock of the Fund except as set forth in the table below:

Name of Director or Officer	Position with the Fund	Shares Beneficially Owned	Percent of Shares
Terry K. Glenn	Director and President	10,048.45	0.23%
Jay L. Willoughby	Senior Vice President	47,048.19	1.08%
All Directors and officers as a group		57,096.64	1.31%

     The Board of Directors Unanimously Recommends that Stockholders Vote ‘‘For’’ the Proposed Plan of Liquidation and Dissolution.

ADDITIONAL INFORMATION

     The expense of preparation, printing and mailing of the enclosed form of proxy and accompanying Notice and Proxy Statement will be borne by the Fund. The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund. The Fund has retained Shareholder Communications Corporation, a proxy solicitation firm, to assist in the solicitation of proxies for the Meeting, for a fee of approximately $5,000, together with reimbursement of such firm’s expenses.

     In order to obtain the necessary quorum at the Meeting, supplementary solicitation may be made by mail, telephone, telegraph, or personal interview. It is anticipated that the cost of such supplementary solicitation, if any, will be nominal.

     Approval of the proposed Plan requires the affirmative vote of at least a majority of the outstanding shares of capital stock of the Fund, voting together as a single class, cast, in person or by proxy, at a meeting at which a quorum is present. The holders of a majority of the Fund’s outstanding common stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of business at the Meeting. In the event that the necessary quorum to transact business is not obtained at the Meeting, or in the event the necessary quorum is obtained but the vote required to approve the Plan is not obtained, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law, to permit further solicitation of proxies with respect to such proposal. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund’s shares present in person or by proxy at the Meeting. If the necessary quorum is not obtained, the persons named as proxies will vote in favor of adjournment. If the necessary quorum is obtained, but the vote required to approve the Plan is not obtained, the persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Plan and will vote against any such adjournment those proxies to be voted against the Plan.

     The Fund expects that broker-dealer firms holding shares of the Fund in ‘‘street name’’ for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on the proposal before the Meeting. The Fund understands that, under the rules of the New York Stock Exchange, such broker-dealers may not grant authority to the proxies designated by the Fund to vote on the proposal to be considered at the Meeting if no instructions from such customers and clients have been received prior to the date specified in the broker-dealer firm’s request for voting instructions.

     The shares as to which the proxies so designated are granted authority by broker-dealer firms to vote on the proposal to be considered at the Meeting, the shares as to which broker-dealer firms have declined to vote (‘‘broker non-votes’’), as well as the shares as to which proxies are returned by record stockholders but which are marked ‘‘abstain’’ on any item will be included in the Fund’s tabulation of the total number of votes present for purposes of determining whether the necessary quorum of stockholders exists. However, abstentions and broker non-votes will not be counted as votes cast. Therefore, abstentions and broker non-votes will have the same effect as votes against the proposal, although they will count toward the presence of a quorum.

     Management knows of no other matters to be presented at the special meeting. However, if other matters are presented for a vote at the meeting or any adjournments thereof, the proxy holders will vote the shares represented by properly executed proxies according to their judgment on those matters.

Annual Report Delivery

     The Fund will furnish, without charge, a copy of its annual report for the fiscal year ended December 31, 2000 to any stockholder upon request. Such requests should be directed by mail to Merrill Lynch Real Estate Fund, Inc., P.O. Box 9011, Princeton, New Jersey 08543-9011, Attention: Allan J. Oster, Secretary, or by telephone to 1-800-456-4587 ext. 123.

Meeting of Stockholders and Stockholder Proposals

     The Fund’s Articles of Incorporation and By-Laws do not require that the Fund hold an annual meeting of stockholders. The Fund will be required, however, to call special meetings of stockholders in accordance with the requirements of the Investment Company Act to seek approval of new management and advisory arrangements or of a change in the fundamental policies, objectives or restrictions of the Fund. The Fund also would be required to hold a special stockholders’ meeting to elect new Board members at such time as less than a majority of the Board members holding office have been elected by stockholders. The Fund’s By-Laws provide that a stockholders’ meeting may be called at the request of holders of at least a majority of the outstanding shares of the Fund, entitled to vote at such meeting, or by a majority of the Board of Directors or the President.

     A stockholder proposal intended to be presented at any subsequent meeting of stockholders of the Fund must be received by the Fund in a reasonable time before the Board of Directors’ solicitation relating to such meeting is to be made in order to be considered in the Fund’s proxy statement and form of proxy relating to the meeting. Any stockholder who desires to bring a proposal at any subsequent meeting of stockholders of the Fund without including such proposal in the Fund’s proxy statement relating to the meeting must deliver notice of such proposal to the Fund in a reasonable time before the Board of Directors’ solicitation relating to such meeting is to be made.

                                                          By Order of the Board of Directors

                                                          Allan J. Oster
                                                          Secretary

Dated: March 15, 2001

Exhibit A

MERRILL LYNCH REAL ESTATE FUND, INC.

PLAN OF LIQUIDATION AND DISSOLUTION

     The following Plan of Liquidation and Dissolution (the ‘‘Plan’’) of Merrill Lynch Real Estate Fund, Inc. (the ‘‘Fund’’), a corporation organized and existing under the laws of the State of Maryland, which has operated since December 26, 1997 as an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the ‘‘Investment Company Act’’), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Fund’s Articles of Incorporation, dated September 23, 1997.

     WHEREAS, the Fund’s Board of Directors has deemed that in its judgment it is advisable and in the best interests of the Fund and its stockholders to liquidate and dissolve the Fund and at a meeting of the Board of Directors held on January 11, 2001, has considered and adopted this Plan as the method of liquidating and dissolving the Fund and has directed that this Plan be submitted to stockholders of the Fund for approval;

     NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

     1. Effective Date of Plan. The Plan shall be and become effective only upon (a) the adoption and approval of the Plan at a meeting of stockholders called for the purpose of voting upon the Plan by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Fund, and (b) the satisfactory resolution in the sole discretion of the Board of Directors of any and all claims pending against the Fund and its Board of Directors. The date of such adoption and approval of the Plan by stockholders and resolution of all pending claims, if any, is hereinafter called the ‘‘Effective Date.’’

     2. Notice to Creditors. Upon approval of the Plan, the Fund shall mail notice to its known creditors at their addresses as shown on the Fund’s records.

     3. Dissolution. As promptly as practicable, consistent with the provisions of the Plan, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund’s Articles of Incorporation.

     4. Cessation of Business. After the Effective Date of the Plan, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying, and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs and will dissolve in accordance with the Plan.

     5. Restriction of Transfer and Redemption of Shares. The proportionate interests of stockholders in the assets of the Fund shall be fixed on the basis of their respective stockholdings at the close of business on the Effective Date. On the Effective Date, the books of the Fund shall be closed. Thereafter, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the stockholders’ respective interests in the Fund’s assets shall not be transferable.

     6. Liquidation of Assets. After the event in clause (a) in Section 1 hereof, the Board of Directors may authorize the commencement of the sale of portfolio securities and the investment of the proceeds of such sale in investment grade short-term debt securities denominated in U.S. dollars. As soon as is reasonable and practicable after the Effective Date of the Plan, or as soon thereafter as practicable depending on market

A-1

conditions and consistent with the terms of the Plan, all portfolio securities of the Fund not already converted to U.S. cash or U.S. cash equivalents shall be converted to U.S. cash or U.S. cash equivalents.

     7. Payments of Debts. As soon as practicable after the Effective Date of the Plan, the Fund shall determine and shall pay, or set aside in U.S. cash or U.S. cash equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 8, below.

     8. Liquidating Distributions. In accordance with Section 331 of the Internal Revenue Code of 1986, as amended, the distribution of the Fund’s assets is expected to be made in up to two cash payments in complete cancellation of all the outstanding shares of capital stock of the Fund. The first distribution of the Fund’s assets (the ‘‘First Distribution’’) is expected to consist of cash representing substantially all the assets of the Fund, less an estimated amount necessary to discharge any (a) unpaid liabilities and obligations of the Fund on the Fund’s books on the First Distribution date, and (b) liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund on the Fund’s books. A second distribution (the ‘‘Second Distribution’’), if necessary, is anticipated to be made within 90 days after the First Distribution and will consist of cash from any assets remaining after payment of expenses, the proceeds of any sale of assets of the Fund under the Plan not sold prior to the First Distribution and any other miscellaneous income to the Fund.

     Each stockholder not holding stock certificates of the Fund will receive liquidating distributions equal to the stockholder’s proportionate interest in the net assets of the Fund. Each stockholder holding stock certificates of the Fund will receive a confirmation showing such stockholder’s proportionate interest in the net assets of the Fund with an advice that such stockholder will be paid in cash upon return of the stock certificate. All stockholders will receive information concerning the sources of the liquidating distribution.

     9. Expenses of the Liquidation and Dissolution. The Fund shall bear all of the expenses incurred by it in carrying out this Plan including, but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of stockholders whether or not the liquidation contemplated by this Plan is effected.

     10. Power of Board of Directors. The Board of Directors and, subject to the direction of the Board of Directors, the Fund’s officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including, without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the Investment Company Act or any other applicable laws.

     The death, resignation or other disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

     11. Amendment or Abandonment of Plan. The Board of Directors shall have the authority to authorize such non-material variations from or non-material amendments of the provisions of the Plan (other than the terms of the liquidating distributions) at any time without stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of the Fund and its stockholders, as may be necessary or appropriate to effect the marshalling of Fund assets and the dissolution, complete

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liquidation and termination of existence of the Fund, and the distribution of its net assets to stockholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan. If any variation or amendment appears necessary and in the judgment of the Board of Directors will materially and adversely affect the interests of the Fund’s stockholders, such variation or amendment will be submitted to the Fund’s stockholders for approval. In addition, the Board of Directors may abandon this Plan, with stockholder approval, prior to the filing of the Articles of Dissolution, if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

     12. Notice of Liquidation. As soon as practicable after the Effective Date, the Fund shall mail notice to the appropriate parties that this Plan has been approved by the Board of Directors and the stockholders and that the Fund will be liquidating its assets, to the extent such notice is required under the Maryland General Corporation Law (the ‘‘MGCL’’).

     13. De-Registration Under the 1940 Act. As soon as practicable after the liquidation and distribution of the Fund’s assets, the Fund shall prepare and file a Form N-8F with the Securities and Exchange Commission (the ‘‘SEC’’) in order to de-register the Fund under the 1940 Act. The Fund shall also file, if required, a final Form N-SAR (a semi-annual report) with the SEC.

     14. Articles of Dissolution. As soon as practicable after the Effective Date and pursuant to the MGCL, the Fund shall prepare and file Articles of Dissolution with and for acceptance by the Maryland State Department of Assessments and Taxation.

     (a) The Fund’s Board of Directors shall be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund.

     (b) The Director-trustees shall (i) collect and distribute any remaining assets, applying them to the payment, satisfaction and discharge of existing debts and obligations of the Fund, including necessary expenses of liquidation; and (ii) distribute the remaining assets among the stockholders.

     (c) The Director-trustees may (i) carry out the contracts of the Fund; (ii) sell all or any part of the assets of the Fund at public or private sale; (iii) sue or be sued in their own names as trustees or in the name of the Fund; and (iv) do all other acts consistent with law and the Articles of Incorporation of the Fund necessary or proper to liquidate the Fund and wind up its affairs.

     15. Power of the Directors. Implementation of this Plan shall be under the direction of the Board of Directors, who shall have full authority to carry out the provisions of this Plan or such other actions as they deem appropriate without further stockholder action.

     16. Appraisal Rights. Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

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MERRILL LYNCH REAL ESTATE FUND, INC.
800 Scudders Mill Road
Plainsboro, New Jersey 08536

PROXY

     This proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints Terry K. Glenn, Donald C. Burke and Allan J. Oster as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of Common Stock of Merrill Lynch Real Estate Fund, Inc. (the "Fund") held of record by the undersigned on February 27, 2001 at the Special Meeting of stockholders of the Fund to be held on April 30, 2001 or any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Item 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEM 1.

		FOR	AGAINST	ABSTAIN
1.	To approve the liquidation and dissolution of the Fund, as set forth in the Plan of Liquidation and Dissolution adopted by the Board of Directors of the Fund.	[ ]	[ ]	[ ]
2.	In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment thereof.

(Continued on the reverse side)

Dated:                                                                     , 2001

x

                            Signature

x

                   Signature, if held jointly

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

Please mark boxes [ ] or [X] in blue or black ink.
Sign, date and return this proxy card promptly using the enclosed envelope.

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